Exhibit 5.2

ENSafrica 35 lower Long Street Foreshore Cape Town South Africa 8001 P O Box 2293 Cape Town South Africa 8000 Docex 14 Cape Town tel +27 21 410 2500 info@ENSafrica.com opinion

Sasol Limited Sasol Place 50 Katherine Street Sandton 2196 SOUTH AFRICA Sasol Financing USA LLC 12120 Wickchester Lane Houston, Texas 77079 UNITED STATES	CvL/DR/0494897 22 September 2021	our ref your ref date

Ladies and Gentlemen

FILING BY SASOL LIMITED AND SASOL FINANCING USA LLC WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OF AUTOMATIC SHELF REGISTRATION STATEMENT ON FORM F-3 DATED 22 SEPTEMBER 2021 PURSUANT TO THE US SECURITIES ACT OF 1933

We have acted as South African legal advisers to Sasol Limited (registration no. 1979/003231/06) (the “Company”) in connection with the filing by the Company and the Issuer with the United States Securities and Exchange Commission (the “Commission”) of the automatic shelf registration statement on Form F-3 dated 22 September 2021 (the “Registration Statement”) pursuant to the US Securities Act of 1933 (the “Act”).

1.	Definitions

In this opinion (“Opinion”):

1.1.	“CIPC” means the Companies and Intellectual Property Commission;
1.2.	“Companies Act” means the Companies Act, 2008;
1.3.	“Constitutional Documents” means the documents listed in paragraph 3.4;
1.4.	“Duly Authorised” means, in respect of the Indenture or a Guarantee, as the case may be, that:
1.4.1.	the entry into and performance by the Company of its obligations under the Indenture or that Guarantee, as the case may be; and

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1.4.2.	any financial assistance provided or distributions made by the Company as a consequence of the entry into or performance by it of its obligations under the Indenture or that Guarantee, as the case may be, have been authorised in accordance with the Companies Act and the Company’s memorandum of incorporation;

1.5.	“Duly Incurred” means, in respect of the Indenture or a Guarantee, as the case may be, that the Company has entered into and incurred its obligations under the Indenture or that Guarantee, as the case may be, within 120 business days of the board of the Company:
1.5.1.	having acknowledged by resolution that it has applied the solvency and liquidity test as set out in section 4 of the Companies Act; and
1.5.2.	having reasonably concluded that the Company will satisfy the solvency and liquidity test immediately after incurring its obligations under the Indenture or that Guarantee, as the case may be;
1.6.	“FinSurv” means the Financial Surveillance Department of the South African Reserve Bank;
1.7.	“FinSurv Approval” means, in respect of the Indenture or a Guarantee, as the case may be, the prior approval of FinSurv for the Company to enter into and perform its obligations under the Indenture or that Guarantee, as the case may be;
1.8.	“Governing Jurisdiction” means the State of New York;
1.9.	“Guarantee” means a guarantee on the terms set out in Section 1601 (Guarantee) of the Indenture in the form set out in Section 204 (Form of Guarantee) of the Indenture;
1.10.	“Indenture” means the indenture in the form included as Exhibit 4.1 to the Registration Statement; and
1.11.	“Issuer” means Sasol Financing USA LLC, a Delaware limited liability company.
2.	Scope
2.1.	This Opinion is given in respect of the questions of law expressly addressed in paragraph 5 and for no other purpose. It does not extend by implication or otherwise to any other matters. No opinion is expressed as to matters of fact.
2.2.	This Opinion relates only to the laws of South Africa as interpreted by South African courts at 09h00 (Johannesburg time) on the date of this Opinion. We assume no obligation to advise the addressees or any other parties to whom this Opinion may be disclosed of any changes of law or fact which may occur after that time, notwithstanding that those changes may affect the legal analysis or conclusions contained in this Opinion.

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2.3.	This Opinion is given on the basis that it will be construed in accordance with South African law. Anyone relying on this Opinion agrees that this Opinion and all matters (including any liability) arising in any way from it are to be governed by South African law and will be subject to the non-exclusive jurisdiction of the High Court of South Africa, Gauteng Local Division.
2.4.	Nothing in this Opinion shall be construed as tax advice.
2.5.	We are legal advisers to the Company and provide this Opinion on its instructions. Our responsibility to any party to whom this Opinion is disclosed in connection with this Opinion and the transactions it contemplates is strictly limited to the express terms of this Opinion. We owe no fiduciary duty to nor are we in an attorney/client relationship with any party to whom this Opinion is disclosed in connection with this Opinion and those transactions, even if a party is a past or present client of this firm. Any special arrangements or retainers between us and any party to whom this Opinion is disclosed do not apply in connection with this Opinion and those transactions.
3.	Documents

For purposes of providing the opinions set out in this Opinion, we have examined and rely on:

3.1.	an executed copy of the Registration Statement;
3.2.	a copy of the base prospectus dated 22 September 2021 which forms part of the Registration Statement with respect to the offering from time to time of the securities described in that prospectus (the “Base Prospectus”);
3.3.	a copy of the Indenture;
3.4.	copies of the following constitutional documents of the Company:
3.4.1.	the Company’s certificate of incorporation dated 26 June 1979;
3.4.2.	the Company’s certificate to commence business dated 26 June 1979; and
3.4.3.	the Company’s memorandum of incorporation in the form amended on 27 November 2019;
3.5.	a copy of the Company’s corporate certificate dated 22 September 2021 certifying, among other things, that the copies of its Constitutional Documents and resolutions delivered to us for purposes of this Opinion are complete, true, correct and in full force and effect;

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3.6.	a copy of an extract of the minutes of the meeting of the board of directors of the Company held on 13 August 2021; and
3.7.	a copy of the submission made to the board of directors of the Company at the meeting described in paragraph 3.6.
4.	Searches
4.1.	We have relied on a company search conducted by us on 22 September 2021 of the electronic records maintained by the CIPC in respect of the Company.
4.2.	We have assumed that the results of the search of the CIPC’s records fully and accurately reflect the information provided by the Company to the CIPC. We have not examined any documents that the Company may have filed with the CIPC other than where we have expressly stated otherwise in this Opinion. The information produced by the search may not be correct, complete or up to date.
4.3.	We have not conducted any other searches or investigations for purposes of this Opinion.
5.	Opinion

Our opinion is as follows, subject to the assumptions in Schedule 1 and the qualifications in Schedule 2:

5.1.	The Company is duly incorporated as a company and exists under the laws in force in South Africa.
5.2.	The Company:
5.2.1.	has the legal power and capacity to enter into and to perform its obligations under the Indenture and a Guarantee; and
5.2.2.	has taken all corporate action for it to enter into and perform its obligations under the Indenture and a Guarantee,

provided that the Indenture and each Guarantee will need to be Duly Authorised and Duly Incurred.

5.3.	The Company’s signatories have been duly authorised by it and are able lawfully to execute the Indenture and a Guarantee on its behalf.
5.4.	When executed by such number of the persons named in paragraphs 8 or 9.1 of the extract of the minutes of the meeting of the board of directors of the Company described in paragraph 3.6, the Indenture or a Guarantee, as the case may be, will have been duly executed by the Company in accordance with the requirements of South African law.

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5.5.	The entry by the Company into and the performance by it of its obligations under the Indenture or a Guarantee, as the case may be, will not contravene:
5.5.1.	any law or regulation of South Africa applicable to companies generally which is binding on it; or
5.5.2.	its Constitutional Documents,

if the Indenture and the Guarantee have been Duly Authorised and Duly Incurred and FinSurv Approval has been obtained for the Indenture and the Guarantee.

5.6.	The Company does not require any authorisation from any South African court or governmental or regulatory authority to enter into or to perform its obligations under the Indenture or a Guarantee other than the prior approval of FinSurv.
5.7.	South African courts will give effect to:
5.7.1.	the choice of the laws of the Governing Jurisdiction as the governing law of the Indenture and a Guarantee subject to all the applicable pleading requirements; and
5.7.2.	the submission by the Company in the Indenture to the jurisdiction of the courts of the Governing Jurisdiction in connection with the Indenture and a Guarantee,

if the Indenture and the Guarantee have been Duly Authorised and Duly Incurred and FinSurv Approval has been obtained for the Indenture and the Guarantee.

5.8.	The High Court of South Africa will recognise as a valid judgment and without any review of its substance or merits, order the enforcement of a final judgment rendered by a superior court of the Governing Jurisdiction against the Company (which has submitted to the jurisdiction of the courts of the Governing Jurisdiction) with respect to its obligations under the Indenture or a Guarantee if the Indenture and the Guarantee have been Duly Authorised and FinSurv Approval has been obtained for the Indenture and the Guarantee.
6.	Benefit
6.1.	We are providing this Opinion:
6.1.1.	in connection with the matters described in paragraph 2.1;

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6.1.2.	on the basis that it is required under item 601(b)(5) of Regulation S-K of the Act pursuant to the filing of the Registration Statement with the Commission; and
6.1.3.	solely for use in connection with the filing of the Registration Statement with the Commission.

It is not to be used or relied on for any other purpose.

6.2.	This Opinion is given strictly on the basis that (and it is recorded that, by virtue of having received this Opinion, each addressee and each other party to whom this Opinion is disclosed, has expressly agreed that):
6.2.1.	ENSafrica’s total aggregate liability for any Claim whatsoever arising as a result of the opinions set out forth in this Opinion and/or the reliance on those opinions by any party shall be limited to and shall not exceed the amount recoverable by way of recourse against Edward Nathan Sonnenbergs Inc., its assets and its professional indemnity cover; and
6.2.2.	as a stipulation for the benefit of each Individual, there shall be no recourse to and no Claims will be capable of being brought or instituted against an Individual in their personal capacity.

For purposes of this paragraph:

6.2.3.	“Claim” means any claim, whether in contract, delict or tort (including negligence), for breach of statutory duty or otherwise;
6.2.4.	“ENSafrica” means Edward Nathan Sonnenbergs Inc. or any other member of the group of ENSafrica undertakings; and
6.2.5.	“Individual” means any director, officer, shareholder, member or employee of or consultant to ENSafrica from time to time.
6.3.	Nothing contained in this Opinion shall be construed as:
6.3.1.	limiting in any way our rights to contest, defend or oppose any claim brought against us; or
6.3.2.	reducing or limiting the rights of our insurer in terms of our professional indemnity insurance (including without limitation any rights of subrogation or similar rights of our insurer); or

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6.3.3.	requiring us to act in a manner which may void, limit or reduce our professional indemnity cover or which may otherwise confer on our insurer a right to repudiate the claim made by us under our professional indemnity insurance in whole or in part.
7.	Consent
7.1.	We consent to:
7.1.1.	the filing of this Opinion with the Commission as an exhibit to the Registration Statement;
7.1.2.	the references to this Opinion in the Registration Statement; and
7.1.3.	the references to Edward Nathan Sonnenbergs Inc. or ENSafrica in the sections of the Base Prospectus headed “Enforceability of Certain Civil Liabilities” and “Legal Matters”.
7.2.	In giving this consent, we do not admit or concede that we are within the category of persons whose consent is required under section 7 of the Act or the rules or regulations of the Commission promulgated under the Act.
7.3.	We are a privately incorporated company of lawyers admitted to practice in South Africa. Our lawyers are for purposes of the consent in this paragraph 7 and this Opinion, not admitted to practice in any jurisdictions other than South Africa. We do not hold ourselves out as being experts on the law of any jurisdiction other than the laws of South Africa. We do not express any opinion on the law of any jurisdiction other than the laws of South Africa.

Yours faithfully

ENSAFRICA

Per:     /s/ ENSAFRICA

CLINTON VAN LOGGERENBERG

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 Schedule 1

Assumptions

1.	All dates and signatures (including electronic signatures) on all documents submitted to us, whether original or copies, are genuine.
2.	All documents submitted to us are authentic and complete, and have been duly submitted, where applicable, to the appropriate regulatory authority.
3.	If we have reviewed a copy (including an electronic copy) of a document, it is a correct and complete copy of the original.
4.	If we have reviewed only a draft of a document, it has been or will be executed in the form of that draft.
5.	If we have reviewed a conformed copy of a document, each party actually executed the document in that form.
6.	No documents reviewed for purposes of this Opinion have been amended or superseded between the time of their dating or certification (as applicable) and the date of this Opinion. The completeness and accuracy of a document will not be affected by the omission from that document of any page or part or the substitution of any page or part of that document.
7.	The Constitutional Documents and resolutions listed in paragraph 3 of this Opinion remain in full force and effect.
8.	There has not been and will not be any change in the status or condition of the Company as disclosed in the search referred to in paragraph 4 of this Opinion.
9.	The Company executed and entered into the Registration Statement (including the Base Prospectus), and will execute and enter into the Indenture and any Guarantee, as principal, and not as trustee or agent or in any other capacity.
10.	None of the parties to the Registration Statement (including the Base Prospectus), the Indenture or any Guarantees has taken or will take any action, nor are there or will there be any agreements or arrangements in existence between those parties, which would affect, amend or vary the terms of the transactions as set out in the Registration Statement (including the Base Prospectus), the Indenture or any Guarantee.
11.	None of the parties to the Registration Statement (including the Base Prospectus), the Indenture or any Guarantee is or will be precluded by any agreement to which it is or will be a party from entering into or performing its obligations under the Registration Statement (including the Base Prospectus), the Indenture or any Guarantee.

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12.	The entry by the Company into and performance by it of its obligations under the Registration Statement (including the Base Prospectus), the Indenture or any Guarantee will not result in it exceeding any borrowing, indemnifying, guaranteeing or similar limits applicable to it which are not apparent from the documents reviewed for purposes of this Opinion.
13.	The Company was solvent, was able to pay its debts as they became due in the ordinary course of business and was not “financially distressed” (as defined in the Companies Act) when and immediately after it entered into the Registration Statement (including the Base Prospectus). The Company will be solvent, will be able to pay its debts as they become due in the ordinary course of business and will not be “financially distressed” (as defined in the Companies Act) when and immediately after it enters into the Indenture or any Guarantee. The Company will not become insolvent, unable to pay its debts as they become due in the ordinary course of business or “financially distressed” as a result of performing its obligations under the Registration Statement (including the Base Prospectus), the Indenture or any Guarantee.
14.	None of the parties to the Registration Statement (including the Base Prospectus), the Indenture or any Guarantee has taken or will take any corporate action or other steps in respect of, and no legal proceedings have been or will be started or threatened for, the liquidation, winding-up, business rescue, appointment of a business rescue practitioner or similar proceedings of or in respect of those parties or any of their assets.
15.
15.1.	The Company has complied and will comply with any internal procedures and rules in connection with the authorisation, entry into and performance by it of its obligations under the Registration Statement (including the Base Prospectus), the Indenture and any Guarantee.
15.2.	All delegations of authority have been or will be validly made and remain in full force and effect.
15.3.	There are and will be no defects of whatsoever nature in the appointment of any of the directors of the Company and those directors have accordingly been or will accordingly be duly appointed.
15.4.	None of the directors of the Company is or will become an ineligible or disqualified person.
15.5.	All relevant interests (including personal financial interests as defined in section 1 of the Companies Act) of directors and related persons (each as defined in section 75(1) of the Companies Act) were or will be disclosed at such time and in such a way to ensure compliance with section 75 of the Companies Act.

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15.6.	Board meetings, shareholder meetings and other meetings at which any resolutions, authorisations or mandates were or will be passed or adopted were or will be duly convened, quorate and held.
15.7.	Any notices of meetings or matters to be decided on other than at a meeting were or will be correctly given to all persons required to receive those notices.
16.	Each person who executed the Registration Statement (including the Base Prospectus), or who will execute the Indenture or any Guarantee, on behalf of the Company:
16.1.	is actually a person named as an authorised signatory or authorised person in the resolution of the board of the Company authorising the entry into, execution of and performance under the Registration Statement (including the Base Prospectus), Indenture or Guarantee, as applicable;
16.2.	actually holds the position they purport to hold;
16.3.	actually signs in the capacity in which they purport to sign; and
16.4.	where execution is by electronic signature, actually applied or will actually apply their electronic signature to the Registration Statement (including the Base Prospectus), the Indenture or the Guarantee, as the case may be.
17.	No person has engaged or will engage in unconscionable, misleading or deceptive conduct (by act or omission) that might make any part of this Opinion incorrect. No person has engaged or will engage in any other conduct, and there are no facts or circumstances not evident from the face of the documents listed in paragraph 3 of this Opinion, that might make any part of this Opinion incorrect. None of the parties to the Registration Statement (including the Base Prospectus), the Indenture or any Guarantee is or will be on actual notice of any prohibition or restriction on any other party’s ability to enter into or perform under the Registration Statement (including the Base Prospectus), the Indenture or the Guarantee, as the case may be, and no party has deliberately refrained or will deliberately refrain from making inquiries in circumstances where it had any suspicion that such a prohibition or restriction may be applicable. None of the parties to the Registration Statement (including the Base Prospectus), the Indenture or any Guarantee have been or will be subject to or responsible for any duress or undue influence, misrepresentation, mistakes, corruption, collusion or any other circumstances that would in law render any provisions of the Registration Statement (including the Base Prospectus), the Indenture or the Guarantee, as the case may be, void or voidable or unenforceable. None of the parties to the Registration Statement (including the Base Prospectus), the Indenture or any Guarantee has entered into or will enter into those agreements primarily or substantially to defeat or reduce the effect of a prohibition or requirement established by or in terms of an unalterable provision of the Companies Act.

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18.	The Registration Statement (including the Base Prospectus) has been entered into and the Indenture and any Guarantee will be entered into:
18.1.	in the ordinary course of business, in good faith, for bona fide commercial reasons and on arms’ length terms; and
18.2.	without the intention of preferring one creditor above another or to defraud creditors.
19.	None of the parties are or will be in breach of their obligations under the Registration Statement (including the Base Prospectus), the Indenture or any Guarantee.
20.	All conditions precedent (other than delivery of this Opinion) have been or will be timeously fulfilled or waived. All conditions in any approvals of FinSurv will be complied with or timeously fulfilled, as applicable.
21.	The accuracy, adequacy, completeness and correctness of:
21.1.	all information supplied to us by the Company (including by its directors, officers, employees, representatives or agents);
21.2.	any facts in the documents reviewed for purposes of this Opinion; and
21.3.	any representations and warranties in the documents reviewed for purposes of this Opinion other than where those representations and warranties directly address questions of law on which we expressly opine in this Opinion.
22.	Any registration requirements under the Act have been complied with.
23.
23.1.	The Registration Statement (including the Base Prospectus) has been or will be validly authorised and entered into by each party to it other than the Company.
23.2.	The Indenture and each Guarantee will be:
23.2.1.	Duly Authorised;
23.2.2.	Duly Incurred; and
23.2.3.	validly authorised and entered into by each party to it (including the Company).
23.3.	The Indenture will be duly executed and delivered. The Indenture will be qualified under the Trust Indenture Act of 1939, as amended.

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23.4.	Each Guarantee will be duly executed, authenticated and delivered in accordance with the Indenture.
24.	Each of the Registration Statement (including the Base Prospectus), the Indenture and any Guarantee is binding on and enforceable against:
24.1.	each party to it other than the Company under all applicable laws; and
24.2.	the Company under all applicable laws other than South African law.
25.	No foreign law affects the conclusions set out in this Opinion. Specifically:
25.1.	neither the entry into the Registration Statement (including the Base Prospectus), the Indenture or any Guarantee by any party nor, if it is to be performed in a jurisdiction other than South Africa, its performance, will be illegal or invalid under the laws of that jurisdiction or contrary to public policy in that jurisdiction; and
25.2.	the choice of the laws of the Governing Jurisdiction to govern the Registration Statement (including the Base Prospectus), the Indenture or any Guarantee, and the submission to courts of that jurisdiction, are not and will not be illegal or invalid under any applicable laws other than South African law, are and will be in good faith and are not and will not be contrary to public policy.
26.	Any stamp duty or other documentary tax in connection with the Registration Statement (including the Base Prospectus), the Indenture or any Guarantee has been or will be paid.
27.	None of the Registration Statement (including the Base Prospectus), the Indenture or any Guarantee or any transaction effected by any of them is or will be primarily or substantially intended to defeat or reduce the effect of a prohibition or requirement established by or in terms of an unalterable provision of the Companies Act.
28.	The Company complies and will comply in all respects with the provisions of the Protection of Personal Information Act, 2013.

We have not taken any steps to investigate, nor do we express any opinion on, whether the assumptions in this Opinion are correct, except as expressly stated in this Opinion. However, without making any inquiries beyond the steps stated in this Opinion, the people primarily responsible for the preparation of this Opinion (being Clinton van Loggerenberg and Dean Rose) are not actually aware that any of the assumptions are incorrect or misleading.

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Schedule 2

Qualifications

1.	Accuracy of information in the Registration Statement and Base Prospectus

The Registration Statement and the Base Prospectus have been prepared by the Issuer who has accepted responsibility for the information contained in those documents. We have not investigated or verified the truth or accuracy of any information contained in the Registration Statement or the Base Prospectus, nor have we been responsible for ensuring that no material information has been omitted from those documents.

2.	Scope of obligations

We express no opinion on any provision of the Registration Statement (including the Base Prospectus), the Indenture or any Guarantee that requires a person to do or not do something that is not clearly identified in the provision, or to comply with another document.

3.	Convention Penalties Act, 1962 (the “Conventional Penalties Act”)

The Conventional Penalties Act provides, among other things, that:

3.1.	a creditor may not recover in respect of an act or omission which is the subject of a penalty stipulation both the penalty and damages or, except where the relevant contract expressly so provides, damages in lieu of the penalty; and
3.2.	if upon the hearing of a claim for a penalty the court is of the view that the penalty is out of proportion to the prejudice suffered by the creditor by reason of the act or omission in respect of which the penalty was stipulated, the court may reduce the penalty to the extent it considers equitable in the circumstances. In determining the extent of that prejudice the court shall take into consideration not only the creditor’s proprietary interest but every other rightful interest which may be affected by the act or omission in question.
4.	The Protection of Businesses Act, 1978 (the “Businesses Act”)

Subject to the permission of the Minister of Economic Affairs (or the appropriate minister under whose portfolio the duties of the Minister of Economic Affairs may fall (currently the Minister of Trade, Industry and Competition)) in terms of the Businesses Act (if that Act is applicable), any judgment obtained in respect of the Indenture or a Guarantee in a court of competent jurisdiction outside South Africa will be recognised and enforced in accordance with the ordinary procedures applicable under South African law for the enforcement of foreign judgments, on condition that:

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4.1.	the judgment is final and conclusive and has not been superannuated (if an appeal is pending, the court may use its discretion to stay the proceedings pending the appeal);
4.2.	the recognition and enforcement of the judgment is not against public policy in South African in that, among other things, the judgment was not obtained by fraud or rendered contrary to natural justice, and does not involve the enforcement of foreign penal or revenue laws;
4.3.	the recognition and enforcement of the judgment does not contravene section 1A of the Businesses Act, which prohibits the payment of multiple or punitive damages; and
4.4.	the foreign court in question had jurisdiction and is competent within its own jurisdiction according to applicable rules on conflicts of laws. In regard to these rules, for foreign judgments based on money claims the courts of South Africa recognise the jurisdiction and competence of a foreign court on the basis of:
4.4.1.	the submission of the defendant, whether by agreement or by conduct, to the jurisdiction of the foreign court; or
4.4.2.	the residence of the defendant in the area of the foreign court at the time of the commencement of the action.
5.	Security for certain costs of legal proceedings
5.1.	A foreign plaintiff (perigrinus) in a suit or action against the Company in South African courts may be required in terms of South African law to deposit security for certain costs of legal proceedings.
5.2.	It may not be required to provide security for certain legal costs if at the time of the commencement of the suit or action:
5.2.1.	the Convention Relating to Civil Procedures made at the Hague on 1 March 1954 has been duly ratified by the national legislature of South Africa and adopted into South African law and the plaintiff is considered (as a matter of South African law) to be a national of a contracting State of that Convention; or
5.2.2.	the national legislature of South Africa has duly ratified and adopted into South African law a bilateral treaty between South Africa and a State which eliminates the requirement of security for those legal costs for suits or actions between nationals of the States party to the treaty on a reciprocal basis, and the plaintiff is considered (as a matter of South African law) to be a national of that other State.

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As at the date of this Opinion, South Africa has not ratified or adopted the Convention Relating to Civil Procedures made at the Hague on 1 March 1954 or the bilateral treaty contemplated in item 5.2.2.

6.	Execution of agreements outside South Africa

Any signature on the Indenture or a Guarantee signed outside South Africa must be authenticated:

6.1.	if signed in the United Kingdom, by a notary public in the United Kingdom; or
6.2.	if elsewhere, in accordance with the Uniform Rules of Court (of South Africa),

in order for the document to be received in the courts of South Africa, unless the document is shown to the satisfaction of the court to have been actually signed by the person purporting to have signed the document. South African courts are typically satisfied by the production of confirmatory affidavits confirming that the relevant document was signed by the relevant person.

7.	Opinions as to governing law, submission to jurisdiction and enforcement of foreign judgments

In relation to the opinions statements in paragraphs 5.7 and 5.8 of this Opinion:

7.1.	a South African court will not apply a foreign law if:
7.1.1.	it is not pleaded and proved; or
7.1.2.	the selection of the foreign law was not bona fide and legal; or
7.1.3.	to do so would be contrary to public policy; or
7.1.4.	it is a revenue, punitive or penal law; or
7.1.5.	the foreign court exercised jurisdiction over the defendant solely by virtue of an attachment to found jurisdiction;
7.2.	if any obligation is to be performed in a jurisdiction outside South Africa, it may not be enforceable in South Africa to the extent that performance would be illegal under the laws of the other jurisdiction or contrary to public policy in that other jurisdiction;
7.3.	a South African court may take into account the law of the place of performance in relation to the manner of performance and to the steps to be taken in the event of defective performance;
7.4.	although South African courts will apply the laws of the Governing Jurisdiction (the lex causa) as the substantive governing law of the Indenture and a Guarantee they will apply the law of South Africa (the lex fori) with regard to procedural matters;

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7.5.	South African courts may re-examine the merits and evidence of a case finally settled in a foreign jurisdiction in some limited circumstances (extrinsic fraud, for example);
7.6.	if there is a flaw in the foreign judgment that renders it a nullity under its own law, in principle that judgment will not be recognised by South African courts; and
7.7.	under South African law, a court will not accept a complete ouster of jurisdiction, although generally it recognises party autonomy and gives effect to a choice of law. Jurisdiction however remains within the discretion of the court and a court may, in certain instances, assume jurisdiction provided there are sufficient jurisdictional connecting factors. Similarly the courts may, in rare instances, choose not to give effect to a choice of jurisdiction clause if the choice is contrary to public policy.
8.	Exchange control
8.1.	Although a judgment rendered by a South African court against the Company with respect to its payment obligations under the Indenture or a Guarantee may, if requested, be expressed in the currency in which the relevant amount is payable, the amount in the judgment awarded to a successful party outside South Africa would be required to be paid into a blocked account under the South African exchange control regulations unless or until permission is granted to make payment of that amount to the successful party outside South Africa either pursuant to a prior approval obtained for this purpose or pursuant to an approval obtained at the relevant time. The amounts awarded to successful South African parties would not be affected by this and would be directly payable to those successful parties.
8.2.	Payment obligations that are contrary to the exchange control regulations of any country or economic union in whose currency the relevant amounts are payable may not be enforceable in South Africa.
9.	General limitations on enforceability
9.1.	A statement that an obligation is “binding” or “enforceable” means that the obligation is of a type and form that South African courts will generally enforce. It does not mean that the obligations and the rights of a creditor with respect to it can be enforced, or that the obligation is binding, in all circumstances. For example, enforcement is subject to, among other things:
9.1.1.	laws affecting creditors’ rights generally including insolvency laws and laws pertaining to business rescue;
9.1.2.	general principles of public policy, fairness and equity;
9.1.3.	competition laws;

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9.1.4.	sanctions laws; and
9.1.5.	laws of prescription and set-off (claims may become time-barred or may be or become subject to defences of set-off or counterclaim).
9.2.	Any provision in an agreement which confers, purports to confer, or waives a right of set-off or similar rights may be ineffective against a liquidator, business rescue practitioner or creditor of a party to that agreement.
9.3.	Any provision in an agreement which constitutes or purports to constitute a restriction on the exercise of any statutory power by any party to the agreement or any other person may be ineffective.
9.4.	A provision in an agreement which provides that a matter is to be determined by future agreement or negotiation may be unenforceable or void for uncertainty under South African law.
9.5.	A provision in an agreement which provides that the agreement constitutes the sole or whole record of the agreement between the contracting parties, or that a contracting party will not be bound by any express or implied term, representation, warranty, promise or the like not recorded in the agreement, will not exclude a South African court’s obligation to take a contextual approach to the interpretation of that agreement.
9.6.	The effectiveness of a provision in an agreement which allows an invalid provision to be severed in order to save the remainder of the agreement will be determined by South African courts in their discretion.
9.7.	A South African court may determine in its discretion that parties to an agreement are able to amend that agreement orally despite any provisions to the contrary.
9.8.	South African courts may not enforce a provision in an agreement that limits a fundamental constitutional right of a South African contracting party. In determining the constitutional validity of contractual provisions, South African courts will have regard to (i) public policy considerations including whether the contractual provision is fair and reasonable in content and with reference to its enforcement in the relevant circumstances, (ii) competing rights such as the common law right of freedom of contract and (iii) the relative bargaining positions of the contracting parties.
9.9.	The power of a South African court to order specific performance of an obligation or to grant injunctive relief is discretionary. If an order for specific performance of a payment obligation in a foreign currency is sought, notwithstanding that the agreement in question stipulates that those obligations are payable in that foreign currency, the court in exercising its discretion in regard to specific performance may not give the order in that currency.

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9.10.	Generally, certificates as evidence of indebtedness issued by a creditor to a debtor or as to other facts are subject to inquiry under South African law. Provisions in agreements which render the records of one party or a certificate issued by one party conclusive proof of the matters stated in the certificate have been found to be against public policy by the courts of South Africa.
9.11.	A determination, designation or calculation by a party to an agreement as to any matter provided for in agreement may in certain circumstances be held by the South African courts not to be final, conclusive or binding (for example, if it could be shown to have an arbitrary basis or not to have been reached in good faith) notwithstanding the provisions of the agreement.
9.12.	Provisions that a defaulting party will pay all of the innocent party’s legal costs of taking action are not enforced by South African courts and the general rules relating to party-and-party, attorney-and-client and attorney-and-own-client costs are applied.
9.13.	South African law may require that parties act reasonably or in good faith in their dealings with each other, including, without limitation, in exercising rights, powers or discretions or forming opinions.
9.14.	The effectiveness of terms releasing or exculpating any party from or limiting or excluding a liability or duty otherwise owed may be limited by law in South Africa.
9.15.	It is uncertain under South African law whether the parties to a contract can agree in advance the governing law of claims connected with the contract but which are not claims under the contract, such as claims in delict (tort).